EXHIBIT 2

FORM OF PROXY

Computershare Trust Company of Canada

9th Floor, 100 University Avenue

Toronto, Ontario M5J 2Y1

www.computershare.com

MR SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X 9X9	Security Class	123

	Holder Account Number

	C1234567890	XXX

	Please print in ink. Print in CAPITAL letters inside the grey areas as shown in this example.

Form of Proxy - Annual and Special Meeting to be held on April 29, 2004

Notes to Proxy

1.              Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.               If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.               This proxy should be signed in the exact manner as the name appears on the proxy.

4.               If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.              The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

Voting by mail may be the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy.

Instead of mailing this proxy, you may choose one of the two voting methods outlined below to vote this proxy. Please have this proxy in hand when you call.

Receive Documents Electronically - You can enrol to receive future securityholder communications electronically after you vote using the Internet. If you don’t vote online, you can still enrol for this service. Follow the instructions below.

To Vote Using the Telephone	To Vote Using the Internet	To Receive Documents Electronically
(Within Canada and U.S.)	Go to the following web site:	You can enrol to receive future securityholder
Call the toll free number listed BELOW from a	www.computershare.com/ca/proxy	communications electronically, after you vote
touch tone telephone. There is NO CHARGE		using the Internet. If you don’t vote online,
for this call.		you can still enrol by visiting
www.computershare.com - click “Investors”
and then "Electronic Shareholder Communications".

1 8XX XXX-XXXX

You will need to provide your HOLDER ACCOUNT NUMBER and PROXY ACCESS NUMBER listed below.

HOLDER ACCOUNT NUMBER C1234567890 PROXY ACCESS NUMBER 12345

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Proxies submitted must be received by 4:30 p.m., EST, on Monday, April 26, 2004.

THANK YOU

This Form of Proxy is solicited by and on behalf of Management.

Appointment of Proxyholder
I/We being shareholder(s) of Suncor Energy Inc. hereby appoint:
JR Shaw, or failing him Richard L. George, or failing him John T. Ferguson
OR Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of Suncor Energy Inc. to be held at the Empire Ballroom, at the Fairmont Hotel MacDonald, 10065-100 Street, Edmonton, AB. on April 29, 2004 at 10:30 a.m. local time and at any adjournment thereof.

1. Election Of Directors

	For	Withhold		For	Withhold		For	Withhold
01. Mel E. Benson	☐	☐	06. John T. Ferguson	☐	☐	10. Robert W. Korthals	☐	☐
02. Brian A. Canfield	☐	☐	07. W. Douglas Ford	☐	☐	11. M. Ann McCaig	☐	☐
03. Susan E. Crocker	☐	☐	08. Richard L. George	☐	☐	12. Michael W. O’Brien	☐	☐
04. Bryan P. Davies	☐	☐	09. John R. Huff	☐	☐	13. JR Shaw	☐	☐
05. Brian A. Felesky	☐	☐

2. Appointment of Auditors

	For	Withhold
Reappointment of PricewaterhouseCoopers LLP as Auditor of the Corporation for the ensuing year.	☐	☐

3. Resolution

	For	Against
Management recommends a vote AGAINST the following resolution. Please read the resolution in full in the accompanying Management Proxy Circular.	☐	☐

The Resolution requesting the Board of Directors establish a policy of seeking shareholder approval for any new executive officer participation in the Company’s Supplemental Executive Retirement Plan (“SERP”).

Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Signature(s)	Date -Day Month Year

Interim Financial Statements Request		Annual Reports

In accordance with securities regulations, shareholders may elect annually to receive interim financial statements, if they so request. If you wish to receive such mailings,

please mark your selection.

☐	Mark this box if you would like to receive Quarterly Financial Statements by mail.

As a registered holder you will receive an Annual Report. If you DO NOT want to receive an Annual Report, please mark the box. If you do not mark the box, you will continue to receive an Annual Report.

			☐	Mark this box if you DO NOT want to receive the Annual Report by mail.

You can also receive these documents electronically - see reverse for instructions to enrol for electronic delivery.